Investor Presentation September 2023

Forward-Looking Statements This presentation contains forward-looking statements (“FLS”) which are protected as FLS under the PSLRA, and which are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business and economic uncertainties and competitive risks that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance CVR Energy, Inc. (together with its subsidiaries, “CVI”, “CVR Energy”, “we”, “us” or the Company”) will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future: safe and reliable operations; financial performance; profitable growth; compliance with regulations; ability to minimize environmental impacts; increasing focus on renewable production, energy transition and lower carbon emissions; percentage ownership of CVR Partners common units and its general partner; crude oil capacities; strategic value of our locations; access to crude oil and condensate fields and price-advantaged sources; liquid volume yields; capacity of our renewable diesel unit; fertilizer segment feedstock diversity, costs, and utilization rates; strategic priorities including our ability to operate safely, improve EH&S performance, preserve cash, maintain our balance sheet and liquidity, take advantage of market conditions and potential near term opportunities, deliver high value neat crude oils to our refineries, increase crude oil gathering rates, reduce purchases of Cushing WTI, realize transportation and product yield advantages, grow our renewable biofuels businesses, participate in the energy transition, reduce our carbon footprint, minimize our RIN exposure through production of renewable biofuels, achieve RDU production volumes, construct pre-treatment units, pursue and secure 45Q tax credits, distributions under our 45Q JV, maximize returns to investors; market conditions; timing and cost of our turnarounds; ability to create long term value, optimize assets, invest in high return projects, improve feedstock supply and product placement, provide above average cash returns to investors, reduce cost of capital, optimize capital structure, maximize asset utilization and reduce downtime exposure; capex allocations; investments to diversify and enhance core assets; IRR targets; synergistic M&A opportunities; investment profile; repurchase of shares/common units/debt; divest non-core or non-revenue generating assets; return or investment of excess cash; debt levels and capital structure in relation to peers; overhead and SG&A costs; sustaining and regulatory capex levels; availability of merger and acquisition opportunities; timing and amount of our dividends/distributions, if any; completion of construction of a renewable feedstock pretreater; conversion of hydrotreater at our Coffeyville facility to renewable service; manufacture of “blue” hydrogen and ammonia; carbon footprint reductions; crude oil capacity and throughput; access to production; product sales outlets; space on and direction of pipelines we utilize; levels of organic growth and renewable-focused investments, including the multiple achievements associated therewith; complexity and quality of our facilities; optionality of our crude oil sourcing and/or marketing network; ability to maximize refined product netbacks; participation in renewable fuel blending economics; crude oil, shale oil and condensate production, quality and pricing (including price advantages) and our access thereto (including cost of such access) via our logistics assets, truck fleet, pipelines or otherwise; sales of blended products and RIN generation and capture; storage capacity; product mix; liquid volume, gasoline and distillate yields; refining margin and cost of operations as compared to peers or otherwise; economics of crude oil sales at Cushing, OK; operating costs; the macro environment; mid-continent supply and demand; product inventories; crack spreads, crude oil differentials (including our exposure thereto); renewable volume obligations; our renewable biofuels projects including the cost, timing, benefits, capacities, phases, board of director and regulatory approvals, completion, production, processing, capital investment recovery, feedstocks, margins, credit capture and RIN impact thereof; renewable feedstock supply and integration up the supply chain; the benefits of our business transformation segregating our renewables business and operations; reduction of carbon emissions; exploration of renewable power generation and carbon capture opportunities; the renewable diesel margin environment; the ability to return converted unit to hydrocarbon processing or install additional reactor following renewable conversion; cash flows from our renewable diesel projects; RIN and low carbon fuel standard credit pricing; availability of the blenders tax credit; renewable feedstock carbon intensity; discussions with potential partners for a renewable diesel project; sustainable aviation fuel opportunities; capital and turnaround expenses and project timing, including for our renewables initiatives; global and domestic nitrogen supply, demand and consumption; demand for ammonia applications; U.S. exports of nitrogen fertilizer; nitrogen fertilizer demand and pricing; corn demand, stocks, uses, pricing, consumption, production, planting and yield; carryout inventories of corn and soybeans; impact of corn stocks and pricing on nitrogen fertilizer demand and pricing; corn consumption; corn exports and production drivers; ethanol demand; European nitrogen fertilizer production, including curtailments thereof; U.S. imports and exports of nitrogen fertilizer; cost advantage of U.S. producers; nitrogen fertilizer application rates; grain, corn and natural gas pricing; export restrictions; gasoline and ethanol demand destruction resulting from COVID-19, including impact on corn demand and fertilizer consumption; domestic nitrogen fertilizer market conditions, including impacts of inventories, turnarounds, weather events, and corn and wheat pricing; farmer economics; corn futures pricing; ability to minimize distribution costs and maximize net back pricing; planted acre levels; logistics optionality; sustainability of production; access to transportation for our products, including via rail; nitrogen fertilizer production and utilization rates; feedstock type and cost; sales revenue; environmental and maintenance spending; growth capex projects and budget; weather; product pricing and capacities; impact of our decision not to pursue a spin-off of our nitrogen fertilizer business at this time and the reasons therefor; and other matters. You are cautioned not to put undue reliance on FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. (“CVI”) or CVR Partners, LP (“UAN”). These FLS are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA, Adjusted EBITDA) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Mission and Values Our mission is to be a top tier North American renewable fuels, petroleum refining, and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth. Our core values define the way we do business every day to accomplish our mission. The foundation of our company is built on these core values. We are responsible to apply our core values in all the decisions we make and actions we take. Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team a success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork, diversity and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. 2

Company Overview • Founded: 2006 • Headquarters: Sugar Land, TX • Employees: 1,450+ • Description: CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, with an increasing focus on the production of renewable biofuels, the energy transition, and lower carbon emissions. CVR Energy has two primary business segments: Petroleum and Nitrogen Fertilizer. Our renewables business is comprised of our Renewable Diesel Unit at Wynnewood, the results of which are not currently reflected in our reportable segments.1 Petroleum Segment: ▪ Two strategically located Mid-Continent refineries close to Cushing, Oklahoma. Total nameplate capacity 206,500 bpd. ▪ Direct access to crude oil and condensate fields in the Anadarko and Arkoma Basins. ▪ Complimentary logistics assets and access to multiple key pipelines provide a variety of price advantaged crude oil supply options – 100% exposure to Brent – WTI differential. ▪ 97% liquid volume yield and 93% yield of gasoline and distillate.2 Nitrogen Fertilizer Segment: ▪ CVR Energy owns the general partner and 37% of the common units of CVR Partners, LP (NYSE: UAN). ▪ Two strategically located facilities serving the Southern Plains and Corn Belt. ▪ Primarily engaged in the production of the nitrogen fertilizers ammonia and urea ammonium nitrate (UAN). ▪ Diverse feedstock exposure through petroleum coke and natural gas. (1) Our renewables business does not meet the definition of a reportable segment as defined under Accounting Standards Codification Topic 280. (2) Based on total throughputs; for the twelve months ended June 30, 2023. 3 Company Highlights Segment Adjusted EBITDA Business Segments

Strategic Priorities Focus on EH&S Performance Preserve Cash Flow Maintain Balance Sheet & Liquidity Focus on Crude Oil Quality & Differentials Grow our Renewables Business Maximize Returns to Investors Consolidated total recordable incident rate (TRIR) declined 63% in 2022 compared to 2021. Petroleum segment and Fertilizer segment achieved 20% and 86% reductions, respectively, in TRIR in 2022 vs. 2021. Concentrating capital spending on projects that are critical to safe, reliable operations, with growth projects limited to renewables and high-return projects in refining Growth capital spending focused on renewables and high-return projects in refining (i.e. Diesel Yield Optimization and Wynnewood HF Acid Replacement). Coffeyville Refinery turnaround completed in early April 2023 and next turnaround is planned for Wynnewood in 2024. No turnarounds planned at fertilizer facilities until 2025. Positioned to take advantage of strong market conditions and potential near-term opportunities Preserving our strong balance sheet with total liquidity position of $937MM(1) excluding CVR Partners at the end of 2Q 2023. Increased liquidity position by approximately 39% from year end 2022. Currently intending to hold higher levels of cash on the balance sheet to offset the potential for a growing Wynnewood RIN liability. Leveraging our strategic location and proprietary gathering system to deliver high value neat crude oils to our refineries Gathering volumes in 2Q 2023 averaged approx. 145,000 bpd, an increase of 20,000 bpd from 2Q 2022. Working to further increase volumes and reduce purchases of Cushing WTI. Transportation and product yield advantages from gathered crude oil typically $0.50 - $1.00 per bbl relative to Cushing WTI. Participating in the energy transition through the production of renewables and reducing the carbon footprint of our operations while minimizing our exposure to Renewable Identification Numbers (RINs) Wynnewood renewable diesel unit (RDU) completed in April 2022. Pretreatment unit (PTU) under construction and approximately 75% complete. Coffeyville Fertilizer Facility continuing carbon capture and sequestration activities. Focusing on free cash flow generation to maximize cash returns to investors Over the past four quarters CVR Energy’s regular and special dividends have totaled $3.90 per share, and CVR Partners’ distributions have totaled $26.84 per common unit. CVR Energy’s annualized dividend yield of 6.1%(2) is the highest among the independent refiners. (1) Total liquidity as of June 30, 2023 comprised of $682MM of cash and availability under the CVR Refining ABL of $255MM. (2) As of 8/31/2023 closing price. 4 Focusing on improvements in Environmental, Health and Safety Maters – Safety is Job #1

Capital Allocation Strategy Key Priorities: ▪ Create long-term value through safe, reliable operations and continuously optimizing core refining, renewables, fertilizer and associated logistics assets; ▪ Invest in high return projects that are complimentary to existing assets and improve feedstock supply or improve capture rate and product placement; ▪ Provide above average cash returns to investors through dividends/distributions and buybacks when value added; and ▪ Protect the balance sheet by maintaining appropriate liquidity, reducing cost of capital and optimizing capital structure. Non-Discretionary Asset Continuity Safety, reliability and environmental compliance are core to CVR’s management philosophy ▪ Approximately $100MM in annual sustaining and regulatory capex, allocated to assets through a continuous assessment process. ▪ Run-rate annual refining turnaround investment of $75MM over a five-year cycle to maximize asset utilization and reduce downtime exposure. 5 Financial Discipline & Investor ReturnsDiscretionary Investment Strategically invest in asset development and businesses that diversify and enhance core assets ▪ 30% target IRR for traditional refining organic projects. ▪ 20% target IRR for renewables-focused investments as these assets typically garner higher multiples. ▪ Evaluate merger and acquisition activity as opportunities arise that diversify market exposure or offer significant synergy. Maintain an attractive investment profile by focusing on free cash flow generation for cash returns to stockholders ▪ Target an above average cash return yield for stockholders and unitholders. ▪ Repurchase stock/units/debt only when value added. ▪ Divest non-core or non-revenue generating assets. ▪ Ensure adequate liquidity to operate the business while returning or investing excess cash. ▪ Maintain debt levels and capital structure profile in line with or exceeding peer group. CVR Energy declared a special dividend of $1.00 per share and a regular dividend of $0.50 per share for 2Q 2023. Over the past four quarters regular and special dividends have totaled $3.90 per share.

ESG Highlights Environmental ▪ Renewable diesel unit start-up at the Wynnewood Refinery in April 2022. ▪ Wynnewood Refinery feedstock pretreatment unit (PTU) construction & installation expected to be complete in 4Q 2023. ▪ Average reduction of 1 million metric tons per year of carbon dioxide equivalent emissions since 2020 in the Fertilizer segment. ▪ Manufactured hydrogen and ammonia that we believe would qualify as “blue” with carbon capture and sequestration through enhanced oil recovery. ▪ Reduced total recordable injury rate in the Petroleum Segment by 20% in 2022 compared to 2021. ▪ Reduced total recordable injury rate in the Fertilizer Segment by 86% in 2022 compared to 2021. Social ▪ Diversity is a key component of our Mission & Values. ▪ Site-Level Community Impact Committees steer local contributions, sponsorships and volunteer activities. ▪ Volunteerism Policy providing employees paid time off to volunteer. ▪ Company-wide Diversity & Inclusion training. ▪ Remote Work Policy supporting employee engagement and retention. Governance ▪ Board-level ESG oversight. ▪ Annual Code of Ethics & Business Conduct Acknowledgement for all employees and directors. ▪ Average tenure of CVR Energy and CVR Partners Directors is less than nine years. ▪ Standing EH&S Committee chaired by independent Director and former Assistant Administrator for Enforcement of the EPA. ▪ More than 75% of Executive Compensation is variable and tied to Company performance. 6 We make modern life possible through the products we manufacture while contributing to the economic well-being of our employees and the communities where we operate.

PETROLEUM SEGMENT

Asset Footprint Nameplate crude oil capacity of 206,500 bpd across two refineries ▪ 2Q 2023 total throughput of 201,075 bpd ▪ FY 2022 total throughput of 205,288 bpd; Crude oil capacity utilization of approximately 92% Average complexity of 10.8 Located in Group 3 of PADD II ▪ Refineries are strategically located ~ 100 to 130 miles from Cushing, OK with access to domestic conventional and Canadian crude oils. ▪ Crude oil pipeline and truck gathering systems with access to production at the wellhead across Kansas, Nebraska, Oklahoma and Missouri. ▪ Historical space on key pipelines provide a variety of crude oil supply options; Reversed Red River pipeline connecting Wynnewood to Cushing. ▪ Contracted space on Keystone and Spearhead pipelines for up to 35,000 bpd of Canadian crude oil deliveries. ▪ Current logistics asset portfolio includes over 950 miles of owned or JV pipelines, over 7 million barrels of total crude oil and product storage capacity, 39 LACT units and 112 crude oil and LPG tractor-trailers. 8 Mid-Continent Refineries Crude Oil Sourcing Optionality

Strategically Located Mid-Con Refineries Focused on maximizing refined product netbacks and participating in renewable fuel blending economics and internal generation of RINs whenever possible. For YTD 2023 through June: ▪ Approximately 20% of refined product sales were across CVR’s refinery racks where we capture 100% of the RIN value. ▪ Approximately 34% of product sales were across Magellan and NuStar racks where we have opportunities to participate in renewable blending economics and capture of RINs at certain locations. ▪ Approximately 46% of product sales were to the bulk market where we retain 15% of the value of RINs. 9 Multiple Product Sales Outlets

High-Quality Refining Assets 10 Consolidated High Utilization Rates Total Throughput and Production Mix(1) Consolidated Low-Cost Operator(2)Consolidated Top Tier Refining Margin(1) Peer group includes: Delek US Holdings, HF Sinclair, Marathon Petroleum, Par Pacific , PBF Energy, Phillips 66 and Valero. 205,036 bpd 204,091 bpd (1) Based on total throughputs and production for the twelve months ended June 30, 2023. Excludes publicly disclosed mark to market impacts on RIN obligations. (2) Operating expenses based on per barrel of total throughput for the twelve months ended June 30, 2023. (3) CVR Energy has contracted pipeline space up to 35,000 bpd but it has historically been more economic to sell heavy crude oils in Cushing, Oklahoma. (4) Other includes light crude oils from the Rockies, natural gasoline, isobutane, normal butane and gas oil. (5) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuels..

Constructive Macro Environment 11 US Diesel Demand PADD II Diesel Demand US Gasoline Demand PADD II Gasoline Demand Source: EIA

Constructive Macro Environment 12 US Diesel Inventories PADD II Diesel Inventories US Gasoline Inventories PADD II Gasoline Inventories Source: EIA

Constructive Macro Environment Source: MarketView as of August 31, 2023 13 RVO-Weighted RINs ($/bbl) 2-1-1 Crack Spreads & Brent-WTI Differentials ($/bbl) WCS – WTI Differential ($/bbl) Group 3 Crack Spreads ($/bbl)

Growing Focus on Renewable Biofuels[1]

On February 1, 2023, we completed the transformation and restructuring of our business to segregate our renewable operations.

Renewable Diesel Phase 1: Wynnewood

- Conversion of the existing hydrocracker at the Wynnewood Refinery to renewable diesel service and retooling the refinery for maximum condensate processing.
- Capacity of 100 million gallons per year of washed and refined soybean oil or pretreated corn oil to produce renewable diesel and naphtha.
- Conversion was completed April of 2022.

Renewable Diesel Phase 2: Pre-Treater

- Construction is underway on a feed pretreater at Wynnewood that would enable processing of inedible corn oil, animal fats and used cooking oils that generate additional LCFS credits.
- Capitalizes on Wynnewood's strategic location in the farm belt with access to a wide variety of feedstock supply.
- Currently plan to be mechanically complete in 4Q 2023.

Renewable Diesel Phase 3: Coffeyville

- Preliminary discussions ongoing with potential partners for a renewable diesel project, with option for sustainable aviation fuel at our Coffeyville location.
- If constructed, capacity could be up to 500 million gallons per year, of which up to 250 million gallons could be sustainable aviation fuel (SAF).

Future Expansion Opportunities

- Exploring opportunities to produce SAF at Wynnewood.
- Evaluating options to integrate up the supply chain to further secure feedstock supply.
- Also exploring potential investments that could further reduce carbon emissions from the facilities through renewable power generation and carbon capture opportunities.

(1) Projects and phases under consideration and subject to final Board approval, margin environment and other applicable requirements.

14

Renewable Diesel Initiatives

Wynnewood Phase 1&2 Project Economics

Renewable diesel margins impacted by several factors:

- Crude oil price and spread between ULSD and Soybean oil (HOBO spread)
- Feedstock basis (transportation cost + premium for pretreated material)
- RINs prices (1.7 D4 Biodiesel RINs generated per gallon of renewable diesel produced)
- BTC ($1/gal credit authorized through 2024)
- LCFS credit prices
  - Carbon Intensity (CI) of feedstock utilized impacts value of LCFS credits



Benchmark Renewable Diesel Margins ($/gal)
$4.00
$3.00
$2.00
$1.00
$-
$(1.00)
$(2.00)
$(3.00)
$(4.00)
Jan-21
Mar-21
May-21
Jul-21
Sep-21
Nov-21
Jan-22
Mar-22
May-22
Jul-22
Sep-22
Nov-22
Jan-23
Mar-23
May-23
Jul-23
HOBO
RD Margin (SBO)
RD Margin (RBD)

Key Differentiator vs Other Projects: CVR Energy plans to retain the flexibility to return the unit to hydrocarbon processing and/or install another reactor on the diesel hydrotreater to regain lost hydrocarbon processing capacity if dictated by the margin environment and otherwise approved.



D4 RIN, BTC and LCFS Credit Prices
D4 Biodiesel RINs and BTC ($/gal)
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
LCFS Credits ($/ton)
$250
$200
$150
$100
$50
$0
Jan-21
Mar-21
May-21
Jul-21
Sep-21
Nov-21
Jan-22
Mar-22
May-22
Jul-22
Sep-22
Nov-22
Jan-23
Mar-23
May-23
Jul-23
D4 RIN
BTC
LCFS

Sensitivities (Annual Cash Flows)[(1)]:

HOBO Spread	$0.10 per gal	$10M
Federal Blenders Credit	$1.00 per gal	$98M
RIN Price	$0.10 per gal	$17M
Pretreatment	$0.04 per pound	$32M

(1) Based on approximately 100 million gallons per year.

15

Capital Expenditures and Turnarounds ▪ Environmental and Maintenance spending estimated at $91MM to $101MM. ▪ Growth capex estimated at $69MM to $80MM. ▪ Substantially all budgeted growth capital spending for 2023 is related to the PTU project at the Wynnewood Refinery. ▪ Coffeyville’s turnaround was completed mid-April 2023 with $40MM of spend in 1Q 2023. ▪ Wynnewood’s next turnaround is scheduled for the spring of 2024 with an estimated cost of $40MM. Note: As of June 30, 2023. Shaded areas indicate the top end of capital expenditure estimates. 16 Wynnewood Phase 1&2 Project Economics 2023 Turnaround spending of $55MM - $65MM

FERTILIZER SEGMENT

Stable Trends in Fertilizer Supply & Demand farmers’ cost structure and significantly improve yields. ▪ USDA projecting stocks to use ratio for 2023/2024 at approximately 15%. Source: USDA, Fertecon complete in 2017/2018, and additional tons have been absorbed by the market. ▪ Reduced global supply of nitrogen fertilizers due to production curtailments in Europe and restrictions on exports from China. ▪ U.S. has become an exporter of nitrogen fertilizer to Europe. 18 Corn Stocks to Use ▪ Fertilizers typically represent approximately 15% of Nitrogen fertilizer pricing has declined recently as a result of lower natural gas prices in the U.S. and Europe and continued imports into the U.S., however supply and demand fundamentals remain favorable. US Nitrogen Supply ▪ Major global nitrogen capacity build cycle largely

Strong Demand for Corn in the U.S.

- Corn has a variety of uses and applications, including feed grains, ethanol for fuel, and food, seed and industrial (FSI)
- Feed grains
  - ~96% of domestic feed grains are supplied by corn
  - Consumes ~39% of annual corn crop(1)
- Ethanol
  - Consumes ~36% of annual corn crop(1)
  - Corn demand for 2021 was impacted by the loss of gasoline and ethanol demand as a result of COVID-19
  - Increased export volumes more than offset temporary demand loss from ethanol
- Corn production typically driven more by yield than acres planted
- Nitrogen fertilizer is generally low on the cost curve for farmers

U.S. Domestic Corn Use



(Bushels in billions)
Feed / Residual Use
Ethanol
Seed & Industrial
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
1980
1984
1988
1992
1996
2000
2004
2008
2012
2016
2020

Domestic Corn Planted Acres and Yield per Acre



Million planted acres
Bushels per harvested acre
Planted acres
Yield per acre
120
100
80
60
40
20
0
200
150
100
50
0
1926
1932
1938
1944
1950
1956
1962
1968
1974
1980
1986
1992
1998
2004
2010
2016

Historical Corn Pricing



$ per Bushel
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
Sep-13
Nov-14
Jan-16
Mar-17
May-18
Jul-19
Sep-20
Nov-21
Jan-23
$4.67

Source: USDA Economic Research Service and USDA WASDE.

(1) Based on 2018 – 2022 average.

19

Recent Domestic Nitrogen Fertilizer Market Conditions

2022	Fall	- UAN and Ammonia prices approximately $500/ton and $1,100/ton, respectively for 4Q 2022 shipment. Fall Ammonia application was strong and anticipating planted acres likely to increase in 2023. - Carryout inventories for corn and soybeans expected to be at ten-year lows due to unfavorable weather conditions in the Spring and Summer. - European fertilizer production remained curtailed due to high natural gas price environment, prompting increased exports of fertilizers from the U.S. and Trinidad to Europe.
2022 / 2023	Winter	- UAN and Ammonia prices approximately $400/ton and $800/ton, respectively for 1Q 2023 shipment. - Natural gas prices in the U.S. and Europe declined dramatically, sparking speculation in the market around curtailed European production restarting. Despite the decline in European natural gas prices, U.S. fertilizer producers maintain a significant cost advantage vs. European producers. - Planted corn expected to be 91 – 93 million in 2023. - Nitrogen values supportive of higher application rates per acre than they were in 2022.
2023	Spring	- UAN and Ammonia prices approximately $300/ton and $500/ton, respectively for 2Q 2023 shipment. - Some of the curtailed European nitrogen fertilizer production capacity returned amid lower natural gas price environment and imports of fertilizers into the U.S. continued, which reduced concerns around supply availability. - Planted corn acres estimated at 90.5 to 91.5 million in 2023 compared to 88.5 million in 2022.
2023	Summer	- Summer UAN fill and fall prepay ammonia programs completed in July. Strong demand for nitrogen going into 4Q with consistent buying taking place as growers are in strong financial conditions. Corn Belt UAN and Ammonia prices for 4Q delivery currently approximately $280 - $300/ton and $510 - $525/ton, respectively. - Spot natural gas prices have remained low in Europe and the United States, although forward TTF prices for 4Q 2023 are in the range of $15 - $20 per MMBtu, compared to $2.00 - $3.00 per MMBtu in the U.S. - Planted corn acres estimated at 94 million in 2023, with yields of 175 bushels per acre resulting in ending inventories near the ten-year average. - December 2023 corn futures prices over $4.75/bu and wheat over $6.25/bu. December 2024 corn over $5/bu.

20

Strategically Located Assets

- Large geographic footprint serving the Southern Plains and Corn Belt regions
- Well positioned to minimize distribution costs and maximize net back pricing
- Rail loading rack at the Coffeyville facility provides significant logistics optionality west of the Mississippi River due to access to both UP and BNSF delivery points
- Production sustainability due to storage capabilities at the plants and offsite locations



WA
OR
CA
NV
ID
MT
WY
UT
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
East Dubuque, IL
Coffeyville, KS
Company-Owned Nitrogen Fertilizer Facilities
Union Pacific, BNSF and shared lines
East Dubuque Facility Marketing Area

Metric	Coffeyville Facility	East Dubuque Facility
Current Ammonia / UAN Capacity	1,300 / 3,100 TPD	1,075 / 950 TPD
LTM 2Q 2023 Ammonia / UAN Production Volumes	2,096 / 3,279 TPD (Consolidated)	
Feedstock	Pet Coke	Natural Gas
Distribution Methods	Rail[(1)] & Truck	Rail[(2)], Truck & Barge

(1) Coffeyville Facility carries out railcar distribution via the Union Pacific ("UP") or Burlington Northern Santa Fe ("BNSF") railroad lines.
(2) East Dubuque Facility carries out railcar distribution via the Canadian National Railway Company.

21

Key Operating Statistics Consolidated Sales Revenue(1)(2) (1) For the twelve months ended June 30, 2023. (2) Excludes freight and other. 22 Consolidated Production Volumes(1) Consolidated Ammonia Utilization Consolidated Feedstock Costs(1)

$ M $ M Capital Expenditures and Turnaround Expenses $35 $30 $25 $20 $15 $10 $5 $0 2018 2019 2020 2021 2022 2023 Maintenance Growth $30 $25 $20 $15 $10 $5 $0 2018 2019 2020 2021 2022 2023 Turnaround spending Note: As of June 30, 2023. Shaded areas indicate the top end of capital expenditure estimates. ▪ Environmental and Maintenance spending estimated at $31MM - $32MM. ▪ Growth capex estimated at $2MM - $3MM. ▪ Coffeyville and East Dubuque planned turnarounds were completed on schedule and on budget in 3Q 2022 with $12MM and $22MM of expenditures, respectively. ▪ No planned turnarounds scheduled in 2023 or 2024. 23 $45 $40 2023 Total Capex budget of $33MM - $35MM 2023 No Turnaround spending planned

APPENDIX

Non-GAAP Financial Measures Adjusted EBITDA – EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends. Direct Operating Expenses per Throughput Barrel represents direct operating expenses for the Company’s Petroleum segment divided by total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Refining Margin represents the difference between the Company’s Petroleum segment net sales and cost of materials and other. Refining Margin adjusted for Inventory Valuation Impact represents Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories purchased in prior periods and lower of cost or net realizable value adjustments, if necessary. The Company records its commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes it holds in inventory can have favorable or unfavorable impacts on its refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry. Refining Margin and Refining Margin adjusted for Inventory Valuation Impact, per Throughput Barrel represents Refining Margin and Refining Margin adjusted for Inventory Valuation Impacts divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document. 25

Non-GAAP Financial Measures

(In USD Millions)

CVR Energy, Inc.	2019	2020	2021	2022	3Q 2022	4Q 2022	1Q 2023	2Q 2023	TTM
Net Income (loss)	$ 362	$ (320)	$ 74	$ 644	$ 80	$ 172	$ 259	$ 168	$ 679
Add: Interest expense and other financing costs, net of interest income	102	130	117	85	19	18	18	16	71
Add: Income tax expense (benefit)	129	(95)	(8)	157	7	50	56	44	157
Add: Depreciation and amortization	297	278	279	288	75	73	68	72	288
EBITDA	$ 880	$ (7)	$ 462	$ 1,174	$ 181	$ 313	$ 401	$ 300	$ 1,195
Revaluation of RFS liability	16	59	63	135	38	26	(56)	2	10
Gain on marketable securities	-	(34)	(81)	-	-	-	-	-	-
Unrealized (gain) loss on derivatives	(14)	9	(16)	5	(20)	10	(31)	19	(22)
Inventory valuation impacts, (favorable) unfavorable	(43)	58	(127)	(24)	114	39	20	26	199
Goodwill impairment	-	41	-	-	-	-	-	-	-
Call Option Lawsuits settlement	-	-	-	79	-	-	-	-	-
Adjusted EBITDA	$ 839	$ 126	$ 301	$ 1,369	$ 313	$ 388	$ 334	$ 347	$ 1,382

Petroleum Segment

(In USD Millions, except per bbl data)

Refining Margin per throughput barrel	3Q 2022	4Q 2022	1Q 2023	2Q 2023	TTM
Throughput (bpd)	201,657	220,689	196,494	201,075	204,205
Refining margin	$ 307	$ 348	$ 411	$ 333	$ 1,399
Divided by: total throughput (mm bbls)	19	20	18	18	75
Refining margin per throughput barrel	$ 16.56	$ 17.14	$ 23.24	$ 18.21	$ 18.65
Inventory valuation impacts	$ 107	$ 41	$ 12	$ 21	$ 181
Refining margin, excluding inventory valuation impacts	414	389	423	354	1,580
Divided by: total throughput (mm bbls)	19	20	18	18	75
Refining margin, excluding inventory valuations impacts, per throughput barrel	$ 22.34	$ 19.17	$ 23.91	$ 19.38	$ 21.00

Direct Operating Expense per throughput barrel	3Q 2022	4Q 2022	1Q 2023	2Q 2023	TTM
Direct operating expenses	$ 103	$ 112	$ 104	$ 100	$ 419
Divided by: total throughput (mm bbls)	19	20	18	18	75
Direct operating expenses ber total throughput barrel	$ 5.53	$ 5.52	$ 5.90	$ 5.46	$ 5.59

Note: All amounts on this slide are adjusted for the turnaround accounting change effective in 1Q 2019. These amounts are unaudited.

26

Non-GAAP Financial Measures (In USD Millions) CVR Partners, LP 2019 2020 2021 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 TTM Net Income (loss) $ (35) $ (98) $ 78 $ 287 $ (20) $ 95 $ 102 $ 60 $ 237 Add: Interest expense and other financing costs, net of interest income 62 63 61 $ 34 8 8 7 7 30 Add: Depreciation and amortization 80 76 74 82 22 19 15 20 76 EBITDA $ 107 $ 41 $ 213 $ 403 $ 10 $ 122 $ 124 $ 87 $ 343 Goodwill impairment - 41 - - - - - - - Adjusted EBITDA $ 107 $ 82 $ 213 $ 403 $ 10 $ 122 $ 124 $ 87 $ 343 27

2023 Estimated Capital Expenditures 2022 Actual 2023 Estimate Maintenance Growth Total Maintenance Growth Total Low High Low High Low High Petroleum $ 84 $ 2 $ 86 $ 89 $ 98 $ 22 $ 25 $ 111 $ 123 Renewables (1) 2 67 69 2 3 47 55 49 58 Nitrogen Fertilizer 40 1 41 31 32 2 3 33 35 Other 7 - 7 7 9 - - 7 9 Total $ 133 $ 70 $ 203 $ 129 $ 142 $ 71 $ 83 $ 200 $ 225 (1) Renewables reflects spending on the Wynnewood Refinery’s renewable feedstock pretreater project. As of June 30, 2023, Renewables does not meet the definition of a reportable segment as defined under Accounting Standards Codification Topic 280. 28

Simplified Organizational Structure(1) Icahn Public Enterprises L.P & Affiliates 29.6% 70.4 % CVR GP, LLC Public N-E GP Interest(2) 36.8 % CVR Partners, LP NYSE: UAN 63.2% 50% Petroleum Segment Subsidiaries Nitrogen Fertilizer Segment Subsidiaries 40% 50% Enable South Central Pipeline, LLC 45Q JV Entities (1) Ownership is 100% unless otherwise noted (2) Non-Economic General Partner Interest (“N-E GP Interest”) 29 CVR Energy, Inc. NYSE: CVI Other Subsidiaries (including Renewables) Midway Pipeline, LLC